U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

NWTN Inc.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o

Alan Nan WU
Office 114-117, Floor 1, Building A1,
Dubai Digital Park, Dubai Silicon Oasis,
Dubai, UAE
(971) 5-0656-3888
(Address of Principal Executive Offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Class B Ordinary Shares, with par value $0.0001 per share	The Nasdaq Stock Market LLC

Warrants, each exercisable for one-half (1/2) of one Class B Ordinary Share at an exercise price of $11.50 per full share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-266322

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Class B ordinary shares (the “Ordinary Shares”) and warrants, each warrant entitling the holder thereof to purchase one-half (1/2) of one Ordinary Share at an exercise price of $11.50 per full share (the “Warrants”), of NWTN Inc. (the “Company”).

The description of the Ordinary Shares and Warrants contained in the section entitled “Description of Pubco Securities” in the proxy statement/prospectus included in the Company’s Registration Statement on Form F-4 (File No. 333-266322), as amended from time to time, (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

NWTN INC.

By:	/s/ Alan Nan WU
Name:	Alan Nan WU
Title:	Chief Executive Officer, Executive Director and Chairman

Dated: November 14, 2022

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